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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 29, 1998, with respect to the consolidated financial statements of CRC Press, Inc. for the years ended December 31, 1995
and 1996, in the Registration Statement (Form S-1 No. 333-    ) and related
Prospectus of Information Holdings Inc. for the registration of its Common
Stock.

                                                           /s/ Ernst & Young LLP

West Palm Beach, Florida
June 11, 1998